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                                                                      EXHIBIT 11

                                 AMREIT, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

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                                                              Quarter                                 Year to Date
                                                     1999                1998                  1999                 1998
                                                   --------            --------              --------             --------
BASIC EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                      2,372,744            2,377,505             2,372,744            2,177,086
                                                 ==========           =========             ==========          ===========

NET INCOME (LOSS)                                $  185,745           $  159,211            $  387,836          $ (1,908,501)
                                                 ==========           ==========            ==========          ============

BASIC EARNINGS (LOSS) PER SHARE                  $     0.07           $     0.07            $     0.16          $      (0.88)
                                                 ==========           ==========            ==========          ============

DILUTED EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                      2,372,744            2,377,505             2,372,744            2,177,086

SHARES ISSUABLE FROM ASSUMED
   CONVERSION OF STOCK WARRANTS                           -                    -                     -                    -
                                                -----------           ----------            ----------          -----------
TOTAL WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES OUTSTANDING,
   AS ADJUSTED                                   2,372,744            2,377,505             2,372,744             2,177,086
                                                ==========           ==========            ==========          ============

NET INCOME (LOSS)                               $  185,745           $  159,211            $  387,836          $ (1,908,501)
                                                ==========           ==========            ==========          ============

DILUTED EARNINGS (LOSS) PER SHARE               $     0.07           $     0.07            $     0.16          $      (0.88)
                                                ==========           ==========            ==========          ============
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